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                                                                    EXHIBIT 10.1


                       ADMINISTRATIVE SETTLEMENT AGREEMENT

                                   I. PARTIES

       This Settlement Agreement ("Agreement") is entered into between the following (hereinafter "the Parties") through their authorized representatives: the United States Department of Health and Human Services ("HHS"), acting through the Centers for Medicare & Medicaid Services ("CMS"), and HCA Inc. ("HCA").

                                 II. DEFINITIONS

       For the purposes of this Agreement:

       "HCA Provider" shall mean any entity that meets both of the following requirements: (a) has received or is entitled to receive reimbursement from the Medicare program for services provided at a hospital, critical access hospital, skilled nursing facility, comprehensive outpatient rehabilitation facility, home health agency, hospice, rehabilitation hospital, or psychiatric hospital; and
(b) is or was managed, owned or controlled by HCA or by any entity directly or indirectly at least 50% owned or controlled by HCA or any of the public companies previously known as HCA-The Healthcare Company, Hospital Corporation of America, HCA-Hospital Corporation of America, Galen Health Care, Inc., HealthTrust, Inc.-The Hospital Company, EPIC Healthcare Group, Inc., Columbia Healthcare Corporation, Columbia Hospital Corporation, Medical Care America, Inc., Basic American Medical, Inc. and Columbia/HCA Healthcare Corporation.

       "HCA Cost Report Overpayment Obligations" means any obligation that HCA or any HCA Provider has, could have had or could have to pay amounts to HHS or CMS (or any of their agents, including a carrier or intermediary), directly, through offset, or otherwise, arising from cost statements, cost reports or appeals which have been filed or which could have been


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filed by HCA or an HCA Provider for cost reporting periods ending on or before
July 31, 2001. HCA Cost Report Overpayment Obligations do not include obligations to repay monies erroneously paid to HCA or an HCA Provider due to representations made by submission of any Form UB-92 or CMS Form 1500 or any actual or potential liability arising under the authority of the Inspector General of HHS for program exclusion or the imposition of civil monetary penalties. HCA Cost Report Overpayment Obligations do not include obligations of any HCA Provider sold or otherwise disposed of by HCA for any cost reporting period ending after such sale or other disposition. HCA Cost Report Obligations do not include obligations of any HCA Provider acquired after July 31, 2001, except for any cost reporting period during which such HCA Provider was previously owned in whole or in part by HCA.

       "Effective Time" means the time that CMS receives the electronic transfer payment set forth in paragraph 1.

       "DOJ" means the United States Department of Justice.

                            III. TERMS AND CONDITIONS

       NOW, THEREFORE, the Parties agree as follows:

       1. HCA agrees to pay to CMS $250,000,000 within five (5) business days from the execution of this Agreement by the Parties. Payment shall be made by electronic funds transfer pursuant to written instructions to be provided HCA by the Office of Financial Management of CMS no later than the date of execution of this Agreement.

       2. As of the Effective Time, except as provided in Paragraphs 6 and 9 of this Agreement, HHS, on behalf of itself, its officers, and agents, including but not limited to its fiscal intermediaries ("FIs"), hereby releases and discharges HCA and all HCA Providers from any HCA Cost Report Overpayment Obligations and HHS and CMS shall not pursue such HCA


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Cost Report Overpayment Obligations, including by audits or in any administrative forum or court.

       3. As of the Effective Time, HCA hereby releases HHS from any liability in connection with cost statements or cost reports which have been filed or could have been filed by HCA or an HCA Provider for cost reporting periods ending on or before July 31, 2001 including any administrative appeals and federal court cases (together, the "Appeals") arising from such claims. HCA shall move to withdraw such Appeals with prejudice, and shall not file any further Appeals with respect to the HCA Cost Report Overpayment Obligations.

       4. For all acceptable cost reports (as defined in 42 C.F.R.
ss. 413.24(f)(5)) filed and covered by this Agreement, and subject to any Special Circumstances Agreement ("SCA") ratified by HCA and CMS and except as provided in Paragraphs 5 and 9 of this Agreement, HCA and CMS agree that: (a) this Agreement will constitute the final payment determination contemplated by 42 U.S.C. ss. 1395oo; (b) HCA hereby waives its right to appeal this determination; (c) HHS and CMS waive any right they may have to reopen this payment determination with respect to any such cost report; and (d) the data and statistics set forth in or with the first twelve-month as-filed cost report filed on or after January 1, 1999, for each HCA Provider will be used as the basis for computing future reimbursement amounts that are dependent on the settlement of prior year cost reports until such time as said as-filed cost reports are superseded for this purpose by cost reports filed in connection with fiscal years ending after July 31, 2001.

       5. Notwithstanding this or any other provision of this Agreement, CMS may
(1) reopen HCA and/or HCA Provider cost reports for cost reporting periods ending on or before July 31, 2001, for the purpose of complying with any act of Congress requiring CMS to rely on


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settled cost reports for such year(s) as a basis for adjusting Federal payment rates to providers participating in Medicare; (2) reopen HCA and/or HCA Provider cost reports for the purpose of determining overpayments or underpayments for HCA Providers sold or otherwise disposed of by HCA for cost reporting periods ending subsequent to such sale or other disposition; and (3) reopen HCA and/or HCA Provider cost reports for cost reporting periods ending on or before July 31, 2001, for the purpose of implementing paragraph 15 of the December 2000 Civil and Administrative Settlement Agreement, paragraph 17 of the December 2000 Plea Agreement, and paragraph 12 of the __________ 2003 Civil Settlement Agreement; provided, however, that if CMS reopens an HCA and/or HCA Provider cost report under paragraphs 5(1) or 5(2) of this Agreement, (a) CMS will not use any such reopening either to pay any additional amounts to HCA or to seek further payments from HCA for the reopened period(s) and (b) if CMS reopens any cost report specifically identified in the last filed complaints of the United States or relators in United States ex rel. Alderson v. HCA, et al., Case No. 93-3290 (RCL); United States ex rel. Schilling v. HCA, et al., Case No. 99-3289
(RCL); United States ex rel. Marine v. Columbia Aventura Medical Center, et al., Case No. 00-1845 (RCL); United States ex rel. Lanni v. HCA, et al., Case No. 00-2584 (RCL); and United States ex rel. Parslow v. HCA, et al., Case No. 99-3338 (RCL), HCA will promptly provide to CMS alternative versions of such cost reports calculated to reflect the removal of any amounts alleged to have been inflated in such complaints so as to enable CMS to consider this data in setting future rates. Disputes with respect to reopening under 5(2) of this Agreement will be presented to the Provider Reimbursement Review Board (PRRB) for resolution.

        6. As of the Effective Time, HCA and any and all HCA providers that have not yet filed acceptable cost reports (as defined by 42 C.F.R. ss. 413.24(f)(5)) for cost reporting periods


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ending on or before July 31, 2001, are required to file acceptable cost reports with the appropriate FIs. Notwithstanding this or any other provision of this Settlement Agreement, HCA and/or an HCA provider(s) who fails, by the Effective Time, to file an acceptable cost report(s) for cost reporting periods ending on or before July 31, 2001 with the appropriate FI(s) is subject to the provisions of 42 C.F.R. ss. 405.371(c) and all other potential penalties for failure to file a timely acceptable cost report(s).

       7. Each Party to this Agreement will bear its own legal and other costs incurred in connection with this matter, including the preparation and performance of this Agreement.

       8. This Agreement is entered into contemporaneous with the ________ 2003 Civil Settlement Agreement concerning HCA's alleged liability under the False Claims Act, other federal statutes, and the common law for certain conduct described in the _______ 2003 Civil Settlement Agreement; this Agreement in no way compromises, nor does payment hereunder satisfy claims or damages alleged in the Complaints or Amended Complaints of the United States dismissed through the ________ 2003 Civil Settlement Agreement.

       9. Nothing herein affects the obligations of HCA and the rights of the United States and HHS pursuant to the (1) December 2000 Plea Agreement, (2) December 2000 Civil and Administrative Settlement Agreement, (3) December 2000 Corporate Integrity Agreement, and (4) the ___________ 2003 Civil Settlement Agreement. Further, nothing herein releases HCA from any administrative monetary claim arising from HCA's charging of any unallowable costs (as that term is defined in paragraph 15(a) of the December 2000 Civil and Administrative Settlement Agreement, paragraph 17 of the December 2000 Plea Agreement, and paragraph 12(a) of the 2003 Civil Settlement Agreement) incurred with respect to the claims settled under


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the terms of the ___________ 2003 Civil Settlement Agreement, the December 2000
Civil and Administrative Settlement Agreement, or the December 2000 Corporate Integrity Agreement.

       10. This Agreement is governed by the laws of the United States. The Parties agree that the exclusive jurisdiction and venue for any dispute arising between and among the Parties under this Agreement will be the United States District Court for the District of Columbia.

       11. This Agreement does not constitute evidence or an admission by any party of any liability or wrongful conduct.

       12. This Agreement is intended to be for the benefit of the Parties and HCA Providers only; provided, however, that this Agreement does not release any obligations of any HCA Provider sold or otherwise disposed of for any cost reporting period ending after such sale or disposition nor does this Agreement release any obligations of any HCA Provider acquired after July 31, 2001, except for any cost reporting period during which such HCA Provider was previously owned in whole or in part by HCA. The Parties do not release any claims against any other person or entity.

       13. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Agreement and supersedes all prior agreements and understandings, both oral and written, between the Parties with respect to the subject matter of this Agreement.

       14. This Agreement may not be amended or modified except by written consent of the Parties.

       15. The undersigned individuals signing this Agreement on behalf of HCA represent and warrant that they are authorized by HCA to execute and deliver this Agreement. The undersigned United States signatories represent that they are signing this Agreement in their official capacities and that they are authorized to execute and deliver this Agreement.


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       16. This Agreement is effective on the date of signature of the last signatory to the Agreement. Facsimiles of signatures shall constitute acceptable, binding signatures for purpose of this Agreement.

       17. CMS agrees to communicate all relevant terms of this Agreement to its FIs and to ensure that the FIs properly implement its provisions.



"HCA"                                  UNITED STATES DEPARTMENT OF

                                       HEALTH AND HUMAN SERVICES



HCA Inc.                               By "CMS"

                                       Centers for Medicare & Medicaid Services



By /s/ Robert A. Waterman              By /s/ Timothy Hill
   ------------------------------         -------------------------------------
                                          Timothy Hill
Its General Counsel                       Acting Director, Office of
    -----------------------------           Financial Management

Date 6/25/03                           Date 6/25/03
     ----------------------------           -----------------------------------


/s/ Walter Loughlin
---------------------------------
Counsel to HCA